UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 30, 2018

CAPITAL SOUTHWEST CORPORATION

(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300

Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 23, 2018, the Consolidated Appropriations Act of 2018, which includes the Small Business Credit Availability Act (“SBCAA”), was signed into law. SBCAA amends the Investment Company Act of 1940 (the “1940 Act”) to permit a business development company to reduce the required minimum asset coverage ratio applicable to it from 200% to 150%, if certain requirements are met.

On April 25, 2018, the board of directors (the “Board”) of Capital Southwest Corporation (the “Company”), including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the Board, approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act. As a result, the minimum asset coverage ratio applicable to the Company will be decreased from 200% to 150%, effective April 25, 2019.    The Board also approved a resolution which limits the Company’s issuance of senior securities such that the asset coverage ratio, taking into account such issuance, would not be less than 166%, effective April 25, 2019.

The information disclosed under this Item 8.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

On April 30, 2018, the Company issued a press release regarding the foregoing. The press release is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

Exhibit No.	Description
99.1	Press release issued by Capital Southwest Corporation on April 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2018

By:	/s/ Bowen S. Diehl
Name: Bowen S. Diehl
Title: Chief Executive Officer and President